Exhibit 10.12

AMENDMENT NO. 6

TO

MARINA VILLAGE NET OFFICE-TECH LEASE

THIS AMENDMENT NO. 6 (this “Amendment No. 6”) is made and entered into as of November 28, 2005 (the “Effective Date”), by and between ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership (“Landlord”), and XENOGEN CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant executed that certain Marina Village Net Office-Tech Lease, dated as of January 15, 1998, as amended by Amendment No. 1 dated July 16, 1998, Amendment No. 2 dated November 28, 2000, Amendment No. 3 dated January 30, 2003, Amendment No. 4 dated March 1, 2005 and Amendment No. 5 dated September 1, 2005 (collectively, the “Lease”) for the lease of certain premises located at 860 Atlantic Avenue, in the City of Alameda, California. The capitalized terms used in this Amendment shall have the meanings set forth in the Lease unless otherwise specified herein.

B.	Landlord and Tenant desire to amend the Lease on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, Landlord and Tenant hereby agree as follows:

1.	Amendment of Basic Lease Information. The following provisions of the Basic Lease information are hereby amended to read as follows:

Base Rent:	Previous rent schedule remains unchanged except as follows:
	3/1/06 – 4/30/06	$44,213/month

2.	Counterparts. This Amendment may be executed, acknowledged and delivered in any number of counterparts, and each of such counterparts shall constitute an original but all together only one Amendment.

3.	Headings. Any headings or captions preceding the text of the several sections hereof are intended solely for convenience of reference and shall not constitute a part of this Amendment nor shall they affect its meaning, construction or effect.

4.	Reference to Lease. Any and all notices, requests, certificates and other documents or instruments executed and delivered concurrently with or after the execution and delivery of this Amendment may refer to the Lease without making specific reference to this Amendment, but nevertheless all such references shall be deemed to include this Amendment, unless the context shall otherwise require.

Amendment No. 6

5.	Effectiveness of Lease. Except as expressly provided herein, nothing in this Amendment shall be deemed to waive or modify any of the provisions of the Lease, or any addendum thereto, and the parties hereby ratify and confirm the provisions of the Lease as amended above. In the event of any conflict between the Lease, this Amendment or any other amendment or addendum thereof, the document later in time shall prevail.

6.	Entire Agreement. This Amendment, together with the Lease, sets forth the entire understanding of the parties in connection with the subject matter hereof. There are no agreements between Landlord and Tenant relating to the Lease or the Premises other than those set forth in writing and signed by the parties herein. Neither party hereto has relied on any understanding, representation or warranty not set forth herein, either oral or written, as an inducement to enter into this Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the Effective Date.

TENANT:		LANDLORD:

XENOGEN CORPORATION, a Delaware corporation		ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership

By:	/s/ David W. Carter	By:	Vintage Alameda Investments, LP, a California limited partnership its operating general partner
Name:	David W. Carter
Title:	Chairman & CEO

			By:	Vintage Properties - Alameda Commercial, a California corporation, its managing general partner
By:

Name:				By:	/s/ Joseph R. Seiger
Title:				Name:	Joseph R. Seiger
				Title:	President

Amendment No. 6